Exhibit 99.4

FOR IMMEDIATE RELEASE

Wm. Wrigley Jr. Company Completes Kraft Confections Acquisition; Announces Supply Chain Realignment
Supply chain review leads to South Side plant closure while other investments confirm the Company’s commitment to Chicago

Chicago, Ill., – June 29, 2005 – The Wm. Wrigley Jr. Company (NYSE: WWY) announced today that it has successfully completed the purchase of various confectionery assets of Kraft Foods Global, Inc. for $1.46 billion.  The transaction gives Wrigley ownership of iconic brands such as Altoids®, Life Savers®, Creme Savers® and Sugus®, as well as various regional and local brands and additional production capabilities.

“With our confectionery expertise and focus, we look for these newly acquired brands to flourish under Wrigley’s global umbrella.  They have a rich heritage and are well-loved and well-known as quality brands by our customers and consumers,” noted Bill Wrigley, Jr., Chairman, President & CEO.  “This transaction represents a significant reinforcement of our position as a world-class confectionery company.”

As the Company integrates these new brands and facilities into its operations, Wrigley will also realign its supply chain globally.  This includes transferring chewing gum production from Chicago to the Wrigley plant in Yorkville, Ill. and phasing out production at the Company’s South Side factory over the next 18 months.

Wrigley said the closing of the factory does not diminish the Company’s commitment to Chicago, where it will maintain its corporate headquarters as well as its worldwide research and development facility – the Global Innovation Center on Goose Island.  He said the Chicago factory move is one among several changes being made, based on a comprehensive global review of the Company’s worldwide supply chain.

“While this is a difficult decision for me personally, we would not be making this choice if we did not believe that this change was absolutely necessary for the long-term vitality of our Company,” Wrigley said. “Given the highly competitive and rapidly evolving nature of our industry, we have a responsibility to structure our resources in a manner that best meets the demands of our dynamic, global business.  I wish to express my thanks and appreciation to the Chicago factory associates for the contributions they have made through the years to the overall success of the Wrigley Company.”

Supply Chain Streamlining
Based on its recently completed global review, Wrigley also plans to discontinue operations at a newly acquired Kraft facility in Bridgend, Wales, and at its L.A. Dreyfus gum base manufacturing center in Edison, N.J.  While the intention is for the Bridgend location to close by early 2006, the phase out of production at Wrigley’s L.A. Dreyfus and its Chicago chewing gum plant will be a staged process over the next year and a half.

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Wrigley Company Completes Acquisition

Additionally, Wrigley plans to sell the North American marketing rights and the Creston, Iowa production facility for the Trolli® brand that are part of the Kraft transaction.  At the same time, the Company will increase investment and business activity at its manufacturing facilities in Gainesville, Ga. and Yorkville, Ill., as well as at its newly acquired plant in Chattanooga, Tenn.

Wrigley in Chicago
The Chicago plant, established in 1911, is the oldest in Wrigley’s global supply chain and has production split among multiple buildings and floors.  For these reasons, the Company will transfer production of gum from that plant to Wrigley’s 11-year-old production facility in Yorkville, Ill. The Yorkville plant enjoys a flexible, one-story layout and more efficient access to transportation for both ingredients and finished products.

Current employment at the facility at 35th Street and Ashland Avenue stands at about 600, down from a peak of nearly 1,700 in the late 1960’s.  Wrigley expects to dramatically reduce the number of involuntary layoffs that will be required as operations are discontinued over the next 18 months.  During this transition period, the Wrigley Company will support associates by offering some employees the opportunity to transfer to other locations and offering others an enhanced early retirement program.   For those not willing or able to take advantage of those offers, the Company will provide severance as well as outplacement services.

“While these were hard choices to make, we believe these decisions are in the best interests of our overall business and are necessary to make our production network as efficient as possible and ensure the Company remains competitive in the marketplace,” commented Darrell Splithoff, Senior Vice President – Worldwide Supply Chain.  “The long advance notice will help to ease the transition for our associates and the community, and we are committed to treating all team members with trust, dignity and respect.”

Wrigley also plans to continue to invest in and expand its corporate and innovation presence in Chicago, reinforcing the City’s status as its global headquarters.

“We value our deep roots in the City of Chicago, even as our business and our workforce continue to change,” Wrigley said.  “While we deeply regret the closing of the Chicago plant, the ongoing presence of our corporate headquarters in the City and the construction of our new Global Innovation Center on Goose Island reflect our desire to keep Chicago at the center of the growth and development of our worldwide business.”

Wrigley noted that the Global Innovation Center is the Company’s most significant recent local capital investment.  The Center features a state-of-the-art pilot plant that will soon be adding confectionery equipment from New Jersey, as a result of the Kraft acquisition, to the gum-making machinery already in place.  The new facility will serve as the creative hub for Wrigley’s expansive R&D activities in terms of flavor, packaging and product enhancement and design efforts.  Additionally, the combination of the Company’s strong business growth, increased acquisition activity and expansion into non-gum confections has driven increased staffing needs at the corporate leadership center housed in the Wrigley Building.

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Wm. Wrigley Jr. Company Completes Acquisition

The Company will work closely with City officials to ensure a smooth closing of the plant, to explore redevelopment or other possible uses for the site, and to identify other opportunities to reinforce Wrigley’s intent to maintain a strong continuing presence in Chicago.

The Wrigley Company is a recognized leader in the confectionery field and the world’s largest manufacturer and marketer of chewing gum, with global sales of more than $4.0 billion.  The Company markets its world-famous brands in more than 180 countries.  Three of these brands – Wrigley’s Spearmint®, Juicy Fruit®, and Altoids® – have heritages stretching back more than a century.  Other brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Alpine®, Solano®, Sugus®, Cool Air®, and P.K. ®.

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CONTACTS:
Christopher Perille		Kelly McGrail
Senior Director – Corporate Communications		Director – Corporate Communications
Phone:	312-804-2277 (cell)	Phone:	(312) 645-4754
312-645-4077 (office)

We may from time-to-time, in this document or documents incorporate by reference into this document, discuss our expectations regarding future events.  Statements and financial disclosure contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995.  These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial conditions, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us.  Forward-looking statements generally will be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “forecast”, “intend”, “may”, “possible”, “potential”, “predict”, “project” or other similar words, phrases or expressions.  Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.  Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary.  Some of the important factors that could cause actual results to differ materially form the forward-looking statements are set forth in Exhibit 99(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, such list not being all inclusive, and are incorporated herein by reference.